UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2005

Riggs National Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-9756 (Commission File Number)	52-1217953 (IRS Employer Identification No.)

1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 835-4309

Item 1.01    Entry into Material Definitive Agreements.

     On January 27, 2005, Riggs Bank N.A. (the “Bank”), a wholly owned subsidiary of Riggs National Corporation, entered into an agreement with the Department of Justice and the United States Attorney’s Office for the District of Columbia to resolve a previously disclosed investigation into Riggs Bank N.A.’s Bank Secrecy Act compliance. Under the agreement, the Bank will pay a $16 million fine to federal authorities, and has agreed to a five-year period of corporate probation, which will terminate immediately upon the closing of a sale of Riggs National Corporation or the Bank or any other change of control transaction. A copy of the agreement and certain other documents related to the agreement are attached hereto as Exhibit 10.1.

     On January 27, 2005, the Bank entered into a Modification of Existing Consent Order with the Office of the Comptroller of the Currency, a copy of which is attached hereto as Exhibit 10.2. The Modification of Existing Consent Order requires the Bank to, among other things, (i) update the management review conducted pursuant to the existing Consent Order; (ii) develop capital, strategic and contingency plans; (iii) take steps to ensure the maintenance and availability of all records; and (iv) pay a dividend to Riggs National Corporation only if the Bank is in compliance with its capital plan and upon the prior approval of the OCC.

     In addition, on January 27, 2005, Riggs National Corporation entered into a Cease and Desist Order with the Board of Governors of the Federal Reserve System, a copy of which is attached hereto as Exhibit 10.3, which replaces a Cease and Desist Order dated May 14, 2004. The Cease and Desist Order requires Riggs National Corporation to, among other things, (i) continue to implement the plans required by the May 14, 2004 Order to strengthen management, board oversight and risk management; (ii) develop capital, strategic and contingency plans; (iii) continue to implement and enhance its internal audit program; and (iv) ensure the maintenance and availability to supervisory authorities of all records of Riggs International Banking Corporation. In addition, as required by the May 14, 2004 Order, Riggs National Corporation has agreed to continue to obtain the prior approval of the Federal Reserve in order to pay dividends on its common stock, pay distributions on its trust preferred securities and repurchase stock.

Item 5.02.    Election of Director.

     On January 26, 2005, the Board of Directors of Riggs National Corporation elected Stuart Yarbrough as a member of the Board of Directors, subject to the receipt of regulatory approval. Mr. Yarbrough has also been appointed to serve on the Audit Committee of the Board of Directors of Riggs National Corporation. Mr. Yarbrough currently serves as a member of the Board of Directors of the Bank.

Item 8.01.    Other Events.

     On January 27, 2005, Riggs National Corporation issued a press release with respect to the matters described in Item 1.01 of this Current Report, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.    Exhibits.

(c)	Exhibits. The following exhibits are filed with this Current Report.

10.1	Agreement Among Riggs Bank N.A., the United States Attorney’s Office for the District of Columbia, and the Department of Justice, dated January 27, 2005 and certain other related documents.

10.2	Modification of Existing Consent Order with the Office of the Comptroller of the Currency, dated January 27, 2005.

10.3	Cease and Desist Order with the Board of Governors of the Federal Reserve System, dated January 27, 2005.

99.1	Press Release of Riggs National Corporation, dated January 27, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGGS NATIONAL CORPORATION
	By:	/S/ Steven T. Tamburo
Steven T. Tamburo
Dated: January 27, 2005		Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Exhibits
10.1	Agreement Among Riggs Bank N.A., the United States Attorney’s Office for the District of Columbia, and the Department of Justice, dated January 27, 2005 and certain other related documents.

10.2	Modification of Existing Consent Order with the Office of the Comptroller of the Currency, dated January 27, 2005.

10.3	Cease and Desist Order with the Board of Governors of the Federal Reserve System, dated January 27, 2005.

99.1	Press Release of Riggs National Corporation, dated January 27, 2005